EXHIBIT 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 25, 2000 (except with respect to the matters discussed in Note 15, as to which the date is March 17, 2000), included in NeoMedia Technologies, Inc.'s Form 10K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.





Tampa, Florida,
   March 31, 2000